Exhibit 10.2

FORM OF WARRANT

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

VOLCAN HOLDINGS, INC.

No. 2009-

COMMON STOCK PURCHASE WARRANT

1.

Issuance.  In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by VOLCAN HOLDINGS, INC., a Delaware corporation (the “Company”), ____________________________ or registered assigns (the “Holder”) is hereby granted the right to purchase at any time, on or after the Issue Date (as defined below) until 5:00 P.M., New York City time, on the date which the last calendar of the month in which the fifth anniversary of the Issue Date occurs (the “Expiration Date”), __________________ __________________________________ (_______) fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an initial exercise price per share (the “Exercise Price”) of $1.00 per share, subject to further adjustment as set forth herein.  Reference is made to the terms of that certain Subscription Agreement, dated as of _____________, 2009 (the “Agreement”), to which the Company and the Holder are a party.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Warrant was originally issued to certain Holders or the Holder’s predecessor in interest on ______________, 2009 (the “Issue Date”).

2.

Exercise of Warrants.

2.1

General.  (a)  This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date.  Such exercise shall be effectuated by submitting to the Company (as set forth in Section 11 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate). The date such Notice of Exercise is delivered to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant shall tender this Warrant Certificate to the Company within five (5) Trading Days (as defined below) thereafter.  The term “Trading Day” means any day during which the

Principal Market (as defined below) shall be open for business. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise. The term “Principal Market” means the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

(b)  The provisions of this Section 2.1(b) shall only be applicable if, and only if, at any time which is two years after the Issue Date, for any reason on the Exercise Date, there is no effective registration statement naming the Holder as selling stockholder or no current prospectus available pursuant to which the Holder would be entitled to sell the Warrant Shares on such date. If such conditions exist, then this Warrant may also be exercised at such time by means of a "cashless exercise". If the Notice of Exercise form elects a “cashless” exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (w) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (x) the Market Price of the Common Stock.  For the purposes of this Warrant, the terms (x) “Current Market Value” shall mean an amount equal to the Market Price of the Common Stock, multiplied by the number of shares of Common Stock specified in the applicable Notice of Exercise, (y) “Market Price of the Common Stock” shall mean the average Closing Price of the Common Stock for the three (3) Trading Days ending on the Trading Day immediately prior to the Exercise Date, and (z) “Closing Price” means the 4:02 P.M. closing bid price of the Common Stock on the Principal Market on the relevant Trading Day(s), as reported by Bloomberg LP (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Company) for the relevant date.

(c)  If the Notice of Exercise form elects a “cash” exercise (or if the cashless exercise referred to in the immediately preceding paragraph (b) is not available in accordance with its terms), the Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

(d)  Upon the appropriate payment, if any, of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate (if required), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.  The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the “Warrant Share Certificates”) within five (5) Trading Days (such fifth Trading Day, a “Delivery Date”) of (i) with respect to a “cashless exercise,” the Exercise Date or, (ii) with respect to a “cash” exercise, the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

(e)  The Company understands that a delay in the delivery of the Warrant Share Certificates by the Delivery Date could result in economic loss to the Holder.  As compensation to the Holder for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Holder for late delivery of Warrant Share Certificates in the amount of $100 per Trading Day after the Delivery Date for each $10,000 of Exercise Price of the Warrant Shares subject to the delivery default.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Share Certificates by the Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

(f)  In addition to any other rights available to the Holder, if the Company fails to deliver the Warrant Share Certificates within seven (7) Trading Days after the Delivery Date and the Holder purchases (in an open market transaction or otherwise) shares of Common Stock (“Bought Shares”) to deliver in satisfaction of a sale by the Holder of the shares of Common Stock which the Holder was entitled to receive from the Company on exercise of this Warrant (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the Bought Shares exceeds (B) the Exercise Price for such Warrant Shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 (based on the Exercise Price) of Warrant Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(g)

The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.2

Call Right.

(a)

Subject to the provisions of Section 2.3, if at any time the Closing Price is equal to or above $3.00, as adjusted for any stock splits, stock combinations, stock dividends and other similar events (the “Threshold Price”), for any thirty (30) consecutive Trading Day period, then the Company shall have the right, but not the obligation (the “Call Right”), exercisable at any time within five (5) Trading Days after the last of such thirty (30) consecutive Trading Day period, on twenty (20) Trading Days’ prior written notice to the Holder, to accelerate the Expiration Date on all, but not less than all, of the unexercised portion of this Warrant to 5:30 P.M. (New York City time) on the Trading Day which is the twentieth Trading Day after the Holder receives the Call Notice (the “Cancellation Date”).

(b)

To exercise the Call Right, the Company shall deliver to the Holder an irrevocable written notice thereof (a “Call Notice”). Notwithstanding the Call Notice, the Holder may continue to exercise this Warrant in accordance with its terms at any time through and including the Cancellation Date and the other provisions of this Warrant shall remain in full force in effect through and including the Cancellation Date.  Any portion of this Warrant that is still outstanding immediately after the Cancellation Date shall be cancelled.

2.3

Limitation on Exercise. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2.1, Section 2.2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, such Holder (together with such Holder’s affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below); provided, however, that this provision shall not apply (i) as specifically provided in this Warrant as an exception to this provision or (ii) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to that such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.3 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.3, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or, if more recent, (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.3 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

2.4

Trustee for Warrant Holders.  In the event that a qualified bank or trust company shall have been appointed as trustee for the Holder of the Warrants, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to Section 2.1.

3.

Reservation of Shares.  The Company hereby agrees that,  at all times during the term of this Warrant, there shall be reserved for issuance upon exercise of this Warrant, one hundred percent (100%) of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant.  For the purposes of such calculations, the Company should assume that the outstanding portion of this Warrant was exercisable in full at any time, without regard to any restrictions which might limit the Holder’s right to exercise all or any portion of this Warrant held by the Holder.

4.

Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.

Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.

Protection Against Dilution and Other Adjustments.

6.1

Adjustment Upon Issuance of Common Stock.

(a)

The term “Dilutive Issuance” means a transaction (other than an Excepted Issuance) in which the Company issues and sells either (i) any shares of Common Stock or securities convertible into Common Stock (other than with respect to warrants, rights or options to purchase shares of Common Stock of the Company) for a consideration per share of Common Stock (the "New Issuance Price") which is less than the Share Purchase Price in effect immediately before such issuance (as the same may have been adjusted after the Issue Date and prior to such issuance to reflect capital adjustments, such as but not necessarily limited to, stock splits, or pursuant to any other provision of the Agreement; the “Current Share Purchase Price”) and/or (ii) any warrants, rights or other options (howsoever denominated) to purchase shares of Common Stock of the Company which has an exercise price per share (the “New Exercise Price”) which is less than the Share Purchase Price in effect immediately before such issuance.

(b)

If and whenever on or after the date hereof and through September 12, 2009, the Company effects a Dilutive Issuance, then immediately upon the consummation of such Dilutive Issuance, the Exercise Price shall be reduced to an amount (the “Adjusted Exercise Price”) equal to the product of (i) the New Issuance Price and (ii) a fraction, the numerator of which is the Exercise Price, and the denominator of which is the Current Share Purchase Price (prior to such Dilutive Issuance).

(c)

Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Adjusted Exercise Price.

 6.2

Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 2 and in lieu of the shares of Common

Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

6.3

Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be proportionately adjusted.

6.4

Adjustment for Spin Off.  If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the “Spin Off”) in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had the unexercised portion of this Warrant on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Company been exercised as of the close of business on the Trading Day immediately before the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Holder on the exercise of all or any of this Warrant, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the number of Warrant Shares to be issued, and (II) the denominator is the number of Warrant Shares then issuable upon the full exercise of the unexercised portion of this Warrant.

6.5

Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Exercise Price shall be adjusted in accordance with Section 6.7 and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

6.6

Stock and Rights Offering to Shareholders. If the Company shall at any time after the date of issuance of this Warrant distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year's or prior year's earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the "Securities"), then in each such case, the Company shall reserve shares or other units of such securities for distribution to the Holder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

6.7

Warrant Price Adjustment. Except as otherwise provided herein, whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Exercise Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately thereafter.

7.

Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 9 hereof).

8.

Transfer to Comply with the Securities Act; Registration Rights.

8.1

Transfer.  This Warrant has not been registered under the Securities Act and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares.  Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act.  Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.  Any such transfer shall be accompanied by a transferor assignment substantially in the form of Exhibit B, executed by the transferor and the transferee and submitted to the Company.

8.2

Registration Rights.

 Reference is made to the provisions of Section 5 of the Agreement.

9.

Warrant Agent.  The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock on the exercise of this Warrant pursuant hereto, exchanging this Warrant pursuant hereto, and replacing this Warrant pursuant hereto, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

10.

Transfer on the Company’s Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11.

Notices.  Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices located at Level 34, 50 Bridge Street, Sydney, New South Wales 2000, Australia, Attention: Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

12.

Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.  This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

13.

Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Warrant or the Agreement.

14.

Remedies.  The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15.

Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.

Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:  _________________, 2009

VOLCAN HOLDINGS, INC.

By: ________________________________

___________________________________

(Print Name)

___________________________________

(Title)

Witness:

_______________________

Exhibit A

NOTICE OF EXERCISE OF WARRANT

TO:

VOLCAN HOLDINGS, INC.

VIA TELECOPIER TO: (      )   -

The undersigned hereby irrevocably elects to exercise the right, represented by the Common Stock Purchase Warrant No. 2009- ____, dated as of          __________, 20___, to purchase ___________ shares of the Common Stock, $0.001 par value (“Common Stock”), of VOLCAN HOLDINGS, INC. and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:

     CASH:

       $

  =  (Exercise Price x

Exercise Shares)

Payment is being made by:

          enclosed check

          wire transfer

          other

     CASHLESS EXERCISE [if available pursuant to Section 2.1(b)]:

Net number of Warrant Shares to be issued to Holder :

_________*

* based on:

Current Market Value - (Exercise Price x Exercise Shares)

Market Price of Common Stock

where:

Market Price of Common Stock [“MP”]

=

$_______________

Current Market Value [MP x Exercise Shares]

=

$_______________

It is the intention of the Holder to comply with the provisions of Section 2.3 of the Warrant regarding certain limits on the Holder's right to exercise thereunder.  The Holder believes this exercise complies with the provisions of said Section 2.3. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

As contemplated by the Warrant, this Notice of Exercise is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

The certificates representing the Warrant Shares should be transmitted by the Company to the Holder via express courier, or

by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

Dated: ______________________

____________________________

[Name of Holder]

By: _________________________

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Volcan Holdings, Inc. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Volcan Holdings, Inc. with full power of substitution in the premises.

Transferees

Percentage Transferred

Number Transferred

Dated: ______________, ___________

________________________________

[Transferor – Name must conform to the name of Holder as specified on face of Warrant]

By: _____________________________

Name: ___________________________

Signed in the presence of:

________________________

(Name)

ACCEPTED AND AGREED:

______________________________

[TRANSFEREE]

By: __________________________

Name: _______________________